Exhibit 99.1

For Immediate Release

8 June 2012

Tronox Schedules Closing of Combination With Exxaro Mineral Sands

STAMFORD, Conn, June 8, 2012 —Tronox Incorporated (TROX.PK) announced today that the remaining conditions to the closing of its pending acquisition of the mineral sands business of Exxaro Resources Limited have been satisfied (other than conditions that by their nature are to be satisfied at closing). Tronox plans to combine the acquired business with its existing businesses under a new Australian holding company, Tronox Limited.

The transaction will close on June 15, 2012. The company will list the Class A Shares of Tronox Limited on the New York Stock Exchange on June 18, 2012 under the ticker symbol TROX.

For Tronox stockholders who wish to elect exchangeable shares in connection with the transaction, the election deadline is 5:00 p.m., New York City time, on June 12, 2012, the date that is three business days preceding the closing date. The elections are subject to the limitations and proration procedures described in the proxy statement/prospectus for the transaction. As announced previously, the company’s management currently intends to recommend certain actions to the Board of Directors of Tronox Limited shortly following the closing, including the payment of a special dividend of $25.00 per share and the adoption of a regular quarterly dividend commencing in the fourth quarter 2012. Holders of exchangeable shares will not be entitled to receive any dividends or other distributions by Tronox Limited while they are holding exchangeable shares. If holders of exchangeable shares desire to receive any dividend from Tronox Limited in respect of Class A Shares, the exchangeable shares must be exchanged for one Class A Share and $12.50 in cash per share prior to the record date for such dividend. Tronox Limited is required to publicly announce the payment of any dividend on Class A Shares at least 15 business days prior to the record date for such dividend.

Under the terms of the transaction, Exxaro will receive approximately 38.5 percent of the voting securities of Tronox Limited as consideration for its mineral sands business, and the mineral sands business will be contributed on a debt-free basis (excluding related party loans). Upon completion of the transaction, the integrated company will employ approximately 3,500 workers in 16 countries, including the United States, South Africa, Australia and the Netherlands.

About Tronox

Tronox is a global leader in the production and marketing of titanium products. Through the integration of its chemical and mineral sands business, the company provides its customers a dependable supply of brightening solutions for a variety of end-uses. For more information, visit www.tronox.com.

FORWARD LOOKING STATEMENTS

Statements in this release that are not historical are forward-looking statements. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors as discussed in the company’s financial statements published on our website and in our filings with the Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal regulatory and technological factors. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction involving Tronox Incorporated, Tronox Limited and Exxaro, Tronox Limited and Tronox Incorporated have filed with the SEC a Registration Statement on Form S-4 that includes a definitive proxy statement of Tronox Incorporated that also constitutes a prospectus of Tronox Limited. The Registration Statement was declared effective by the SEC on May 4, 2012 and Tronox Incorporated commenced the mailing of the definitive proxy statement/prospectus to its stockholders on or about May 7, 2012. Tronox Incorporated urges investors and stockholders to read the definitive proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed transaction, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Tronox Incorporated’s website (www.tronox.com) under the heading “Investor Relations.”

Media Contact: Bud Grebey

Direct: 203.705.3721

Investor Contact: Brennen Arndt

Direct: 203.705.3722